MANAGEMENT AGREEMENT

     This Management Agreement (the "Management Agreement"), is entered into by and between VALLEY RACING ASSOCIATION, a Texas joint venture ("Owner") comprised of Ladbroke Racing Texas Corporation, a Texas corporation ("LRT") and Ladbroke Racing Management Texas Corporation, a Texas corporation ("LRM") and SHRP VALLEY LLC, a Texas limited liability company ("Manager"). If the Owner reorganizes its business status as a corporation in accordance with Section 3.2 below, any reference to Owner shall include that corporation.

     WHEREAS, contemporaneously herewith, Owner and Manager have entered into that certain Lease Agreement (the "Lease Agreement") by which Owner has leased to Manager the Valley Greyhound Park, a pari-mutuel greyhound racetrack owned by Owner located in Cameron County, Texas (the "Track");

     WHEREAS, the Texas Racing Commission (the "Commission"), as established pursuant to the Racing Act (defined below) issued to Owner, a license authorizing it to conduct greyhound racing, with pari-mutuel wagering, in accordance with the Racing Act (the "License"). A copy of the License is attached to this Agreement as Exhibit "A";

     WHEREAS, during the term of the Lease Agreement ownership of the Track and the License will remain with Owner;

     WHEREAS, during the term of the Lease Agreement upon the terms and conditions hereinafter set forth, Owner desires to engage Manager to manage all aspects of racing operations of the Track;

     NOW, THEREFORE, in consideration of the premises and the respective undertakings of the parties hereinafter set forth and in the Lease Agreement, it is hereby agreed as follows:

                                   1.     DEFINITIONS

a. Terms Defined. When used in this Agreement, the following terms shall have the meanings set forth below:

          "Racing Act" shall mean Texas Civil Statutes, Article 179e, and any rules and regulations promulgated pursuant thereto, as such act, rules and regulations may be amended from time to time.

          "Term" as to this Management Agreement shall have the meaning set forth in Section 7.1.

b. Number and Gender. Whenever the context requires, references in this Agreement to the singular number shall include the plural, and the plural number shall include the singular, and words denoting gender shall include the masculine, feminine and neuter.

                                   2.     APPOINTMENT OF MANAGER;
APPROVAL

a. Manager for Track Operations. Owner hereby engages Manager, as an independent contractor, and not as an agent, servant, employee, partner or joint venturer, to manage the day-to-day operations of the Track during the Lease Term, including, the right to conduct dog racing operations and simulcasting under the License at the Track and exercise all other rights under the License during the Term, in accordance with terms and conditions hereinafter set forth.

b. Approval. During the Due Diligence Period, as defined in the Lease Agreement, Owner and Manager shall use their best efforts to obtain approval of this Agreement by the Commission and the issuance by the Commission of a resolution evidencing its determination that Manager is authorized to exercise all of the rights granted to it under this Agreement, and specifically approving the Management Agreement such that Manager, if it exercises the Option (defined in Article X), shall be entitled, as the transferee of the License, to continue all operations authorized under the License. At the same time that approval of the Management Agreement and the Lease Agreement is sought from the Commission, Owner shall use its best efforts to obtain approval from the Commission to reorganize its business entity status from a joint venture entity to a corporate entity by having LRM convey its joint venture interest in Owner to LRT. If such approval is obtained, Owner shall promptly take all action necessary to reorganize as a corporate entity, in a manner reasonably satisfactory to Manager. In the event either of these approvals is not obtained by Owner, Manager may terminate this Agreement within the later to occur of 15 days after receiving written notice that the approval cannot be obtained or the expiration of the Due Diligence Period.

c. Internal Approvals. Owner's rights and obligations under this Agreement and the Lease, until March 10, 1999, shall be subject to and conditioned upon Owner conducting an internal review of Manager and its owners, to verify that, in Owner's reasonable determination, Owner does not currently have reason to exercise its rights under Section 8.5(b) of this Agreement. If Owner reasonably determines it is currently entitled to give the notice specified in Section 8.5(b), it shall notify Manager of the reasons therefore and the action required to remove Owner's objection. If Manager fails to cure that objection to Owner's reasonable satisfaction within the Due Diligence Period, Owner may terminate this Agreement. However, if Owner is so entitled and fails to terminate this Agreement on or before March 10, 1999, Manager shall be deemed approved and Owner shall have no further rights to terminate this Agreement under this Section 2.3.

                                   3.     RIGHTS OF MANAGER

a. Rights Under License. Manager shall have all of the privileges, rights and beneficial and pecuniary interest, now or hereafter arising, in and under the License, that relate to dog racing to be conducted at the Track, simulcasting of dog and horse racing for either races to be conducted at the facility (as to dog racing only) or at other facilities, as either a "guest" or "host" track and other rights granted by or associated with the License.

b. Operational Control. Manager shall have exclusive control during the Term of this Agreement relating to all matters associated with conducting dog racing and simulcasting of any kind at the Track and other rights granted by or associated with the License. Manager shall have the right to exercise and control all matters and incidental rights associated with the issuance, maintenance, ownership and continued effectiveness of the License, including, without limitation, preparing and submitting any and all applications and other submittals to be made to the Commission in connection with the issuance and maintenance of the License, application fees, license fees, license certificates and other license credentials and all security deposits and other financial assurances posted with the Commission in connection with the issuance of the License. Any deposits and other assurances made by Manager shall remain the property of Manager upon the termination of this Agreement.

                                   4.     OBLIGATIONS OF MANAGER

a. Compliance with Laws. Subject to the exceptions in Section 17(a) of the Lease, Manager shall operate the Track in compliance with all applicable governmental laws, rules, ordinances, regulations, orders and decrees of all applicable jurisdictions, governmental authorities and courts (including, without limitation, the rules and regulations of the Commission) (collectively, "Applicable Laws") and shall furnish the Owner promptly with any and all notices of and from any governmental authority which are served upon or received by the Manager, legal or otherwise, relating to the Track, Track operations, and/or the License and which impact the ability of Owner or Manager to maintain the License in good standing, would expose the Owner or Manager to liability or give rise to an enforcement action against the Owner or Manager by the Commission.

b. Licenses and Permits. Manager shall acquire and keep in full force and in good standing all licenses and certificates and permits required for the Track operations, including the License.

c. Expenses. Manager shall incur and pay all normal and proper operating expenses of the Track, including all ad valorem taxes on the Track, all fees and expenses of any kind including licensing fees, imposed by the Commission.

d. Liability Insurance. Manager shall, at its sole cost and expense, obtain and maintain in full force and effect, for the mutual benefit of Owner and Manager, comprehensive public liability insurance in accordance with the terms of the Lease Agreement.

e. Reports. Manager shall provide Owner with a copy of all filings made by Manager with the Commission concerning the Track, Track operations and the License which impact the ability of Owner or Manager to maintain the License in good standing, would expose the Owner or Manager to liability or give rise to an enforcement action against the Owner or Manager by the Commission within ten (10) days of the filing of same with the Commission. In addition, Manager shall, within ten (10) days of receipt from the Commission or any other governmental or regulatory agency, provide Owner copies of all material documentation relating to the Track, Track Operations and the License which impact the ability of Owner or Manager to maintain the License in good standing, would expose the Owner or Manager to liability or give rise to an enforcement action against the Owner or Manager by the Commission.

f. Other Information. Upon request from Owner, Manager shall provide Owner and/or Ladbroke (defined in Section 4.8) with reasonable details and the identity of the immediate, intermediate and ultimate shareholders, partners or other owners of Manager and such other information relating to Manager and such owners, as may be reasonably requested of Owner and/or Ladbroke by any Gaming Authority (defined in Section 8.5(a)) to which Owner and/or Ladbroke (and its subsidiaries and affiliates) may be subject from time to time, but this shall not require Manager to provide details of or relating to the owners of any company within its group of companies which is quoted on any international stock exchange.

g. Disclosures. Ladbroke shall be entitled to provide to any Gaming Authority such financial and other information relating to the Track and Manager that any Gaming Authority may reasonably require from time to time and Manager shall provide that information as may be reasonably required of it from time to time so that Owner and/or Ladbroke (and its subsidiaries and affiliates) may properly respond to any request or demand of that Gaming Authority in a timely manner.

h. Requests for Changes. Owner may at any time request that Manager make changes in and to the operation of the Track as it may consider necessary and/or desirable from time to time in order to comply with Applicable Laws. Additionally, Owner may make similar requests for modifications relating to laws applicable to Owner, the ultimate parent corporation of Owner, Ladbroke Group PLC ("Ladbroke"), or any affiliate of Ladbroke including, without limitation, any legislation, statute, statutory instrument, by-law, any public or governmental or statutory or regulatory authority or person, the Ladbroke Betting and Gaming Division Compliance Manual, any directive, guidance and/or advice of any regulatory or governing authority or body to which Ladbroke (or any subsidiary or affiliate of Ladbroke) may be subject wheresoever situated and shall include, but shall not be limited to, membership rules and regulations, terms of admittance, tax or other governmental/statutory/regulatory, reporting and/or filing, gaming license (personal or corporate), liquor license, business and other licenses (whether like or unlike the foregoing), conduct of gaming and house rules, banking, cage and gaming reserves, audit and accounting, credit policies and procedures, security and currency rules and regulations. Notwithstanding the foregoing, although Manager may consider these requests, it shall have no obligation to comply with any such request made by Owner; provided nothing in this Section shall be construed to diminish Owner's rights under Section 8.5 of this Agreement.

                                   5.     RESTRICTIONS ON AND
OBLIGATIONS OF OWNER AND
SHAREHOLDERS

a. Documentation and Appearances. Owner shall execute all documentation relating to operations at the Track, as required by the Commission from time to time, as the Owner of the License, in the form of and in accordance with the reasonable direction of Manager, unless such action would expose Owner to liability or jeopardize the license. Owner shall also make any appearances necessary or desirable relating to operations at the Track or as required by the Commission. Upon the request of Manager and subject to the approval of the Commission, a representative of Manager shall be given signatory authority, on behalf of the Owner, to execute applications, reports and other communications relating to the License that relate to operations to be conducted at the Facility and to conduct any oral and written communication with the Commission.

b. Relinquishment of Control. Owner shall have no discretionary authority to exercise any control over the License that relates to operations to be conducted at the Track or to execute any written instruments in any way relating to the License that relates to operations to be conducted at the Track and shall not take any such action except as directed by Manager.

c. Notices. Owner shall immediately forward to Manager any notice, correspondence, forms, reports or other communication received by Owner from the Commission or any other entity which relates to or affects the operations at the Track or the License.

d. Communications. Unless otherwise instructed by the Commission, all communications with third parties concerning the License, including those that relate to operations to be conducted at the Track shall be done in the name of and by the Manager.

e. Organizational Restrictions. Owner shall not dissolve, liquidate, merge, terminate or in any way transfer ownership of the License or any interest in the Owner in a manner that would result in the termination, cancellation, revocation of the License or otherwise impede Manager's operation at the Track.

f. Duty to Cooperate. Owner will provide full and complete cooperation and assistance to Manager in its efforts to comply with the Racing Act and any and all orders or other requirements of the Commission and to maintain the continued existence of the License.

g. Limitations on Manager's Authority. If, pursuant to the provisions of the Racing Act, the scope of Manager's responsibilities or duties under this Agreement violate the Racing Act, Owner and Manager agree to make reasonable modifications to this Agreement, so as to allow operations at the Racetrack to continue in compliance with the Racing Act.

h. Limitations on Owner's Actions. Except pursuant to the provisions of Article X, the Owner, LRT and LRM and each of their shareholders shall not, during the Term of this Agreement, sell, assign, transfer, pledge, encumber, charge or in any way dispose of the outstanding venture interests of the Owner or the outstanding capital stock of LRT or LRM.

                                   6.      INDEMNIFICATION

a. Indemnity by Manager. Subject to the matters for which Owner hereby indemnifies Manager under Section 6.2 below, Manager hereby agrees to indemnify and hold harmless Owner, the venture partners of Owner, the parent corporation of the venture partners, and their employees and agents from and against all losses, costs, damages, expenses and liabilities of whatsoever nature, including, but not limited to, attorneys' fees, costs of litigation, court costs, amounts paid in settlement and amounts paid to discharge judgments relating to any claim, lawsuit, cause of action, or other legal action or proceeding brought against Owner or to which Owner may be a party, even if groundless, false or fraudulent, directly or indirectly resulting from, or arising out of the terms and provisions of or be based upon any claim by any party relative to the management, operation and control by Manager of the Track, the Track operations, and the License. This indemnity provision shall be deemed to be continuing in nature and shall remain in full force and effect and shall survive the expiration or termination of the Management Agreement and the Lease Agreement.

b. Indemnity by Owner. Owner hereby agrees to indemnify Manager against any damage and expense Manager may suffer as a result of failure of Owner, LRT, LRM or their shareholders to comply with the terms of this Agreement including, without limitation, the failure of the representations, warranties and covenants in this Agreement and the Lease to be true and correct and/or Owner's gross negligence or intentional misconduct relating to the License or operations at the Track.

                                   7.      TERM OF AGREEMENT
     This Management Agreement shall be effective as of the date hereof and the term hereof shall be conterminous with the Lease Agreement and shall remain in effect for the term of the Lease Agreement (the "Term").

                                   8.      DEFAULT, TERMINATION AND
OTHER REMEDIES

a. Termination by Owner. Notwithstanding the provisions of Article VII above, Owner may terminate this Agreement:

i. in the event of a default in payment due under the Management Agreement or the Lease Agreement by Manager which remains uncured for a period of twenty (20) days after receipt of written notice of default from Owner to Manager, or in the event of a material breach of a non-monetary provision of this Management Agreement or the Lease Agreement by Manager which remains uncured for a period of thirty (30) days following receipt of written notice from Owner to Manager of such material breach (which shall be given promptly after discovery by Owner of such material breach and shall specify in detail the facts constituting such material breach); provided, however, that the foregoing time period for curing a non-monetary material breach shall be extended for so long as may be reasonably required to cure such non-monetary material breach provided Manager commences to cure same within such thirty (30) day period and proceeds diligently to cure same;

ii. in the event of a final adjudication by a court of competent jurisdiction, with respect to which all appeals have been exhausted, that Manager has committed acts of fraud against the Owner in connection with the performance of its duties hereunder; or

iii. in the event the License is terminated and is not subject to reinstatement.

b. Termination by Manager. Notwithstanding the provisions of Article VII above, Manager may, at any time, terminate this Agreement in the event of a material breach (including misrepresentations hereunder or the Lease) of this Management Agreement or the Lease Agreement by Owner, LRT or LRM which remains uncured for a period of thirty (30) days following receipt of written notice from Manager to Owner of such material breach (which shall be given promptly after discovery by Manager of such material breach and shall specify in detail the facts constituting such material breach); provided, however, that the foregoing time period for curing a non-monetary material breach shall be extended for so long as may be reasonably required to cure such non-monetary material breach provided Owner, LRT or LRM commences to cure same within such thirty (30) day period and proceeds diligently to cure same.

c. Termination by Owner or Manager. If either Owner, LRT or LRM or Manager is in default under the Lease Agreement (beyond any applicable cure period) the non-defaulting party may terminate this Agreement upon 30 days written notice delivered to the defaulting party.

d. Specific Performance. If Owner, LRT or LRM fail to comply with this Agreement or have made false representations and warranties in this Agreement, and Manager is not otherwise in default hereunder, in addition to Manager's right to terminate this Agreement, Manager may enforce specific performance of the terms of this Agreement. If Owner exercises the Put Option, satisfies all of its obligations relating to the Put Option and Manager fails to close in accordance with the terms of the Put Option, Owner shall have the right to specifically enforce the terms and conditions of the Put Option.

e.   Other Remedies.

i. Manager understands and acknowledges that Ladbroke (and its subsidiaries and affiliates) now and may hereafter conduct gaming operations in various countries throughout the world and are and may become subject to the jurisdiction and regulation of various local regulatory authorities throughout the world (each a "Gaming Authority") relating to those gaming operations as are now and may hereafter be conducted by Ladbroke (and its subsidiaries and affiliates). If Ladbroke or any of its affiliates (i) is ordered or required in writing by a Gaming Authority to terminate its relationship with Manager, or
(ii) is advised in writing by a Gaming Authority that its relationship with Manager or any director, officer, shareholder or principal of Manager jeopardized its registrations, licenses, findings of suitability, or approvals (collectively "Approvals") or any application by Ladbroke or any of its affiliates for an Approval (an "Application") unless Owner terminates its relationship with Manager or any directors, officers, shareholders or principals of Manager, then Owner shall notify Manager in writing of that order or notice from the Gaming Authority and provide Owner a copy of that order or notice and advise Owner of the steps necessary to remove the objection. Upon receipt of the notice Manager shall have 30 days (or such shorter period as has been ordered or advised by the Gaming Authority) to take steps to eliminate the objection of the Gaming Authority. If Manager has not removed that objection, as determined by Owner in Owner s sole but reasonable judgment, then Owner shall be entitled to require Manager to and Manager shall either:

               (A) terminate this Agreement and the Lease in exchange for a cash payment from Owner equal to $225,000.00 plus the actual cost of any improvements made to the Premises (defined in the Lease) and fixtures installed in the Premises from and after the date of the Lease and this Management Agreement, including also costs incurred for carpet, tile, window coverings, wall coverings, electrical work, plumbing work, racetrack surface improvements, furniture and equipment purchases that remain with the Premises, parking lot repairs (crack filling, paving, sealing), rebuilding and/or repairing the tote board, roof and other structural repairs, permanent landscaping, construction of buildings, construction of roads, wiring for telecommunications including for computer systems and any other item that would qualify as a capital expenditure under GAAP. The payment due to Manager for these actual costs incurred shall be reduced by 10% per year from the date they are incurred; or

               (B) exercise the Purchase Option at the Option Price less $225,000.00

ii. If (a)(i) or (a)(ii) above have not occurred but the Owner determines in its reasonable judgment that its relationship with Manager or any directors, officers, shareholders or principals of Manager does or may jeopardize its Approvals or an Application, then Owner shall have the right, but not the obligation, to deliver a written notice to Manager specifying the relevant event or situation and Manager shall have 30 days (or a shorter period if Owner is so advised by the Gaming Authority, but in no event less than 14 days) to take steps to eliminate Owner s objection to Owner s sole but reasonable satisfaction. If Manager has not removed Owner s objection under this subsection (b) within this 30-day period (as may be adjusted as provided above), then Owner shall be entitled to require and Manager shall either:

               (i) terminate this Agreement and the Lease in exchange for a cash payment equal to $300,000.00 plus the actual cost of any improvements made to the Premises (defined in the Lease) and fixtures installed in the Premises from and after the date of the Lease and this Management Agreement, including also costs incurred for carpet, tile, window coverings, wall coverings, electrical work, plumbing work, racetrack surface improvements, furniture and equipment purchases that remain with the Premises, parking lot repairs (crack filling, paving, sealing), rebuilding and/or repairing the tote board, roof and other structural repairs, permanent landscaping, construction of buildings, construction of roads, wiring for telecommunications including for computer systems and any other item that would qualify as a capital expenditure under GAAP. The payment due to Manager for these actual costs incurred shall be reduced by 10% per year commencing after the expiration of the second lease year, (i.e., years three, four and five); or

               (ii) Exercise the Purchase Option provided the Option Price shall be as follows:

          Prior to and until the expiration of Year 2 -
$1,350,000.00
          Commencing in Year 3 -             $1,620,000.00
          Commencing in Year 4 -             $1,940,000.00
          Commencing in Year 5 -             $2,330,000.00
          Commencing in Year 6 -             $2,800,000.00

     In all instances this price shall be reduced by (A) the amount of any condemnation awards paid to Owner as described in the Lease (B) any insurance proceeds paid to Owner as described in the Lease and
(C) one-half of the Management Fee paid under this Agreement.

iii. If Manager intentionally and affirmatively acts in a manner and with the sole purpose of causing Owner to exercise its rights under this Section 8.5, Manager shall not be entitled to the discounted purchase price described above, if Manager exercises the Option.

iv. If Manager exercises the Option in accordance with this Section 8.5, the parties shall, except as provided in this Section 8.5, close under the same terms as are provided in Section 10.1 and Closing must occur within 180 days from the date Manager exercises the Option as provided, in Section 10.1.

                                   9.     CONSIDERATION

     Owner and Manager acknowledge and agree that a material consideration for this Management Agreement is the parties agreement under the Lease Agreement. Additionally, if in any Lease Year (as defined in the Lease Agreement), the total amount wagered by patrons of the Track while at the Track, either on live racing or on simulcast racing (whether for horse, greyhound or other form of racing authorized by the Commission) where Manager is the guest track ("On-track Handle") is equal to or greater than $40,000,000.00, Manager shall pay to Owner for that Lease Year only, an amount equal to $200,000.00 within 60 days after the end of that Lease Year ("Management Fee"), provided that one-half of any Management Fee paid under this Agreement shall be credited to the purchase price of the Shares (defined below) if purchased by Manager under Article X of this Agreement.

                                   10.    PURCHASE AND PUT OPTIONS;
SECURITY

a. Manager's Purchase Option. At any time during the Term, Manager shall have the option ("Option") to purchase 100% of the outstanding capital stock of LRT (the "LRT Shares") under the terms and provisions set forth in this Section 10.1 and Exhibit "B" to this Agreement which is incorporated into and made a part of this Agreement. (All terms in Exhibit "B" unless otherwise provided therein shall have the same meaning as provided in this Agreement.) If Manager desires to exercise this Option, Manager shall notify Owner in writing, and in that notice shall specify a date for closing of the purchase, which shall not be sooner than 60 days, nor more than 180 days after the date of the notice. The consideration to be paid by Manager to Owner for the LRT Shares shall be a cash payment equal to $2,800,000.00, reduced by (i) the amount of any condemnation awards paid to Owner as a result of a taking of any part of the land covered by the Lease Agreement, (ii) any insurance proceeds paid to Owner for unrepaired damage to the Track, and
(iii) one-half of any Management Fees paid under this Agreement (the "Option Price"). If Owner's business entity cannot be reorganized as a corporation in accordance with Section 2.2, and Manager elects not to terminate this Agreement, the Option shall apply to 100% of the ownership interest in Owner (the "Venture Interests").

b. Owner's Put Option. Provided this Agreement and the Lease Agreement are not earlier terminated in accordance with the terms of this Agreement and the Lease Agreement, Owner shall have the right during the sixth Lease Year only, upon written notice from Owner not more than 240 days nor less than 180 days prior to the expiration of the Term, to require that Manager (and Manager shall) purchase the LRT Shares (or the Venture Interests, as applicable) effective as of the expiration of the Term for the same purchase price and on the same terms and conditions as provided in Section 10.1 above and Exhibit "B" to this Agreement (the "Put Option").

c. Escrow. Immediately upon the execution of this Agreement, Owner shall deliver to Winstead Sechrest & Minick P.C. ("Escrow Agent") the stock certificates representing the LRT Shares and the stock certificates representing 100% of the capital stock of LRT and LRM (together the "Venturer's Shares"), endorsed in blank, and accompanied by stock powers duly endorsed in blank who shall hold the LRT Shares and the Venturer's Shares in escrow in accordance with the Escrow Agreement attached to this Agreement as Exhibit "C" for the benefit of Manager and Owner pending the exercise of either of the Option or the Put Option (if either is exercised) and the closing of the sale of the LRT Shares (or the Venturer Interests, as applicable) in accordance with this Agreement (the "Closing").

d. Grant of Security Interest. To secure the prompt and complete payment, performance and observance of the obligations of Owner, including all renewals, extensions, restructurings and refinancings of any or all of such obligations as set forth in Article 6 of this Agreement (the "Obligations"), Ladbroke Racing Corporation hereby grants to the Manager a continuing security interest, lien and mortgage in and to all right, title and interest of Ladbroke Racing Corporation in all capital stock held by Ladbroke Racing Corporation in LRT and LRM and proceeds of all or any of the property described above and Ladbroke Racing Corporation shall execute and deliver to Manager on the date hereof the Pledge Agreement attached to this Agreement as Exhibit "D".

e. If the Manager becomes the Owner of LRT or the venture, Manager shall promptly change the name of that entity so as not to continue the use of the name Ladbroke.

                                   11.    MISCELLANEOUS

a. Entire Agreement; Waivers. This Agreement contains the entire understanding among the parties hereto concerning the subject matter hereof and may not be changed, modified, altered or terminated except by an agreement in writing executed by the party to be charged therewith. Any waiver by a party of any of its rights under this Agreement or of any breach of this Agreement must be in writing and signed by the party to be charged therewith and shall not constitute a waiver of any other rights or breach or of a future breach.

b. Cross Default. A default by Manager under the Lease Agreement shall be a default by Manager under this Management Agreement and a default by Owner under the Lease Agreement shall be a default by Owner under this Management Agreement.

c. Remedies Cumulative. Except as otherwise provided herein, each and all of the rights and remedies in this Agreement provided, and each and all of the rights and remedies allowed at law and in equity in like case, shall be cumulative, and the exercise of one right or remedy shall not be exclusive of the right to exercise or resort to any and all other rights or remedies provided in this Agreement or at law or in equity.

d. Governing Law. This Agreement shall be construed in accordance with and subject to the laws and decisions of the State of Texas applicable to contracts made and to be performed entirely therein.

e. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but which shall together constitute one and the same instrument.

f. Time. Time is of the essence in the performance of the terms, conditions and covenants herein contained.

g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign any of its rights or delegate and of its duties, except as provided herein, without the express prior written consent of the other party and any such attempted assignment made without such consent shall be void and of no force or effect.

h. Severability. In the event that any one or more provisions of this Agreement shall be deemed to be illegal or unenforceable, such illegality or unenforceability shall not affect any of the remaining legal and enforceable provisions hereof which shall be construed as if such illegal or unenforceable provisions) had not been inserted.

i. Notices. All notices, requests (including requests for approvals), demands and other communications hereunder shall be in writing and shall be deemed to have been received upon delivery by hand or one business day after being sent by certified or registered mail, return receipt requested, with postage prepaid:

i.  If to Manager        c/o Sam Houston Race Park, Ltd.
                              7575 N. Sam Houston Parkway West
                              Houston, Texas 77064
                              Attn:  President

                              With copy to:
                              MAXXAM, Inc.
                              Attn:  General Counsel
                              5847 San Felipe, Suite 2600
                              Houston, Texas 77057

ii.   If to Owner,
                  LRT, LRM or
                  Ladbroke Racing
                  Corporation      Ladbroke Racing Corporation
                              3260 Blume Drive, Suite 500
                              Richmond, California 94806
                              Attn:  General Counsel
                              Facsimile:  (510) 243-9734

                              With copy to:
                              Winstead Sechrest & Minick P.C.
                              100 Congress Avenue, Suite 800
                              Austin, Texas 78701
                              Attn:  Timothy E. Young
                              Facsimile:  (512) 370-2850

or to such other person and place as either party shall furnish to the other party in writing pursuant to the provisions of this Section.

j. Headings. The headings in the sections and paragraphs of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

k. Fees and Costs. In the event that either party to this Agreement institutes suit against any other party to enforce any of its rights hereunder, the prevailing party in such action shall be entitled to recover from the other party all reasonable costs thereof, including reasonable attorneys' fees and costs before and at trial and at all appellate levels.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the 3rd day of March, 1999.


SHRP VALLEY LLC                        VALLEY RACING ASSOCIATION

By:/S/JAMES D. NOTEWARE                By:  Ladbroke Racing Texas
Name: James D. Noteware                Corporation,
As Its:  President                          Managing Venturer

                                            By:/S/ GEORGE P. HARBISON
                                            Name:  George P. Harbison
                                            Title: VP/CFO


Ladbroke Racing Management
  Texas Corporation, Venturer
     The undersigned has executed this Agreement as the sole shareholder of LRT and LRM for the sole purpose of acknowledging its agreement to comply with the covenants and conditions, grant the security interest required in this Agreement and to make the representations and warranties which are attributable to it in this Agreement.


Ladbroke Racing Corporation

By :/S/ GEORGE P. HARBISON
Name:  George P. Harbison
Title: VP/CFO